
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Krupp
Realty Fund 3 financial statement for the nine months ended September 30, 1995 and is qualified in its entirety by reference to funds financial statement.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       1,240,885
<SECURITIES>                                         0
<RECEIVABLES>                                  185,229
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               517,785
<PP&E>                                      29,077,274<F1>
<DEPRECIATION>                            (16,125,554)<F2>
<TOTAL-ASSETS>                              14,895,619
<CURRENT-LIABILITIES>                          803,161
<BONDS>                                     19,905,046<F3>
<COMMON>                                   (5,812,588)<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                14,895,619
<SALES>                                      4,753,495
<TOTAL-REVENUES>                             4,753,495
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,667,634<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,295,655
<INCOME-PRETAX>                              (209,794)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (209,794)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (209,794)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $28,557,690 and deferred expenses of $519,589.
<F2>Includes depreciation of $16,015,835 and amortization of deferred expenses of
$109,719.
<F3>Represents mortgage notes payable.
<F4>Represents total equity of general partners ($272,303) and limited partners
($5,540,285).
<F5>Includes operating expenses of $1,999,127, real estate taxes of $385,744 and depreciation/amortization of $1,282,763.
<F6>Net loss allocated ($2,098) to general partners and ($207,696) to limited partners for the nine months ended 9/30/95. Average net loss (7.97) per unit for 25,00 units outstanding.

